Exhibit 2.1

ARTICLES OF CONVERSION

converting

REVEN HOUSING REIT, INC.

a Colorado corporation

to

REVEN HOUSING REIT, INC.

a Maryland corporation

THIS IS TO CERTIFY THAT:

FIRST:                 Reven Housing REIT, Inc. is a Colorado corporation formed on April 26, 1995 (the “Converting Corporation”) and, by virtue of these Articles of Conversion and Articles of Incorporation filed for record herewith, is converting (the “Conversion”) to Reven Housing REIT, Inc., a corporation formed under the general laws of the State of Maryland (the “Converted Corporation”), on the terms and conditions set forth herein.

SECOND:            Upon the completion of the Conversion in accordance with the Maryland General Corporation Law, the Colorado Business Corporation Act (the “CBCA”), and the Colorado Corporations and Associations Act (collectively with the CBCA, the “Colorado Conversion Statutes”), the Converted Corporation shall, for all purposes of the laws of the State of Maryland, continue as the same entity as the Converting Corporation, and the Conversion will have the effects set forth herein and in the Maryland General Corporation Law and the Colorado Conversion Statutes. Upon the completion of the Conversion:

(a)           Each outstanding share of common stock of the Converting Corporation, par value $0.001 per share (the “Converting Corporation Common Stock”), shall, without any action on the part of any stockholder of the Converting Corporation, be converted into and exchanged for one share of common stock of the Converted Corporation, par value $0.001 per share.

(b)           No shares of stock of the Converting Corporation of any class or series other than Converting Corporation Common Stock are issued or outstanding.

THIRD:                The terms and conditions of the Conversion were advised, authorized and approved by the Converting Corporation in the manner and by the vote required by the laws of the State of Colorado and the Articles of Incorporation and Bylaws of the Converting Corporation.

FOURTH:            The undersigned acknowledges these Articles of Conversion to be the act and deed of the Converting Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the Converting Corporation are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, these Articles of Conversion have been duly executed and attested on behalf of the Converting Corporation as of the 1st day of April, 2014.

Attest:	REVEN HOUSING REIT, INC.
a Colorado corporation

/s/ Thad L. Meyer	By:	/s/ Chad M. Carpenter
Name: Thad L. Meyer	Name: Chad M. Carpenter
Title: Secretary and Chief Financial Officer	Title: President and Chief Executive Officer

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